Exhibit 10.2

AMENDMENT NO. 4

This AMENDMENT NO. 4, dated as of April 9, 2009 (“Amendment No. 4”), is entered into by and among DAYTON SUPERIOR CORPORATION, a Delaware corporation (the “Borrower”), the persons designated as “Lenders” on the signature pages hereto (the “Lenders”), and GENERAL ELECTRIC CAPITAL CORPORATION (“GE Capital”), a Delaware corporation, as administrative agent (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower, the other Loan Parties, the Lenders and GE Capital, as administrative agent and collateral agent, are party to the Term Loan Credit Agreement dated as of March 3, 2008 (as amended by Amendment No. 1, dated as of June 4, 2008, Amendment No. 2, dated as of March 16, 2009 and Amendment No. 3, dated as of March 23, 2009, the “Original Credit Agreement”; all capitalized terms defined in the Original Credit Agreement and not otherwise defined herein to have the meanings assigned thereto in the Original Credit Agreement); and

WHEREAS, the Borrower wishes to amend the Original Credit Agreement in the manner set forth below; and

WHEREAS, the Lenders, subject to the terms and conditions of this Amendment No. 4, are willing to amend the Original Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrower and the Lenders agree as follows:

SECTION 1.
AMENDMENT

Subject to the satisfaction of the condition to effectiveness referred to in Section 2 below, the Original Credit Agreement is hereby amended as follows:

(a)  The definition of “Scheduled Maturity Date” appearing in Section 1.1 of the Original Credit Agreement is amended and restated in its entirety as follows:

“‘Scheduled Maturity Date’ means April 20, 2009.”

(b)  Section 9.1(i) of the Original Credit Agreement is amended by changing the date appearing therein from “April 9, 2009” to “April 20, 2009”.

(c)  Section 9(j) of the Original Credit Agreement is amended and restated in its entirety as follows:

“the Borrower shall fail to pay, on or prior to 5:00 p.m. (New York time) on April 9, 2009 to the Administrative Agent, Macquarie Capital Advisors, Gibson, Dunn & Crutcher LLP or King & Spalding LLP, in each case, in immediately available funds, the  fees and expenses and deposit described in Section 4(k) of Amendment No. 4.”.

SECTION 2
CONDITIONS TO EFFECTIVENESS

This Amendment No. 4 shall be effective as of April 9, 2009 (the “Amendment No. 4 Effective Date”) subject to and upon satisfaction on or prior to such date of the following conditions: (i) receipt by the Administrative Agent of one or more counterparts of this Amendment No. 4 executed and delivered by the Borrower, the Administrative Agent and the Lenders, and (ii) receipt by the Administrative Agent of evidence satisfactory to the Administrative Agent that the Revolving Credit Agreement has been amended (or is concurrently being amended) pursuant to an amendment in the form of Annex I hereto (the “Revolving Credit Facility Amendment”).

SECTION 3.
LIMITATION ON SCOPE

Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Loan Documents shall remain in full force and effect in accordance with their respective terms.  The amendment set forth herein shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of the Borrower or any other Loan Party requiring the consent of the Administrative Agent or Lenders except to the extent specifically provided for herein.  The Administrative Agent and Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against the Borrower or any other Loan Party for any existing or future Defaults or Event of Default.

SECTION 4.
MISCELLANEOUS

(a)  The Borrower hereby represents and warrants that (i) this Amendment No. 4 has been duly authorized and executed by it, and the Original Credit Agreement, as amended by this Amendment No. 4, is its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium and similar laws affecting the rights of creditors in general; and (ii) this Amendment No. 4 is being delivered in the State of New York.

(b)  The Borrower hereby ratifies and confirms the Original Credit Agreement as amended hereby, and agrees that, as amended hereby, the Original Credit Agreement remains in full force and effect.

(c)  The Borrower hereby acknowledges, confirms and agrees that, as of the date hereof, the security interests and liens granted to the Administrative Agent on behalf of itself and the Secured Parties under the Original Credit Agreement and the other Loan Documents securing the Obligations are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

(d)  The Borrower hereby acknowledges, confirms and agrees that as of the open of business on  April 9, 2009, the Borrower was in the aggregate indebted to the Administrative Agent and Lenders for Term Loans under the Loan Documents (including PIK Loans) in the principal amount of $102,313,554.15 and that all such obligations under the Credit Agreement owing by the Borrower together with interest accrued and accruing thereon, and all fees, costs, expenses and other charges now or hereafter payable by the Borrower to the Administrative Agent and each Lender pursuant to the terms of the Loan Documents and this Amendment No. 4, are unconditionally owing by the Borrower to each Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever.

(e)  The Administrative Agent and each Lender party to this Amendment No. 4 hereby consents to the amendments and modifications set forth in that certain Revolving Credit Facility Amendment attached hereto as Annex I.

(f)  The Borrower hereby represents and warrants as of the date hereof in favor of the Administrative Agent and each Lender that each and every representation and warranty heretofore made by the Borrower in the Original Credit Agreement and the other Loan Documents is true and correct as if made on the date hereof (except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date) and with specific reference to this Amendment No. 4 and all other Loan Documents executed and/or delivered in connection herewith, provided that the representation and warranty contained in this paragraph (f) shall not apply to the representation and warranty contained in Section 4.5 of the Original Credit Agreement or the representation and warranty contained in Section 4.6 of the Original Credit Agreement, except to the extent that the representation and warranty contained in Section 4.6 of the Original Credit Agreement constitutes a representation and warranty that the Borrower is Solvent within the meaning of clause (c) of the definition of the term ‘Solvent’.

(g)  The Borrower agrees that all Loan Documents remain in full force and effect notwithstanding the execution and delivery of this Amendment No. 4.

(h)  This Amendment No. 4 may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

(i)  All references in the Loan Documents to the “Credit Agreement” and in the Original Credit Agreement as amended hereby to “this Agreement,” “hereof,” “herein” or the like shall mean and refer to the Original Credit Agreement as amended by this Amendment No. 4 (as well as by all subsequent amendments, restatements, modifications and supplements thereto).

(j)  Each of the following provisions of the Original Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if “this Agreement” in any such provision read “this Amendment No. 4”: Section 11.11 (Notices), Section 11.13 (Governing Law), Section 11.14 (Jurisdiction), Section 11.15 (Waiver of Jury Trial), Section 11.16 (Severability) and Section 11.18 (Entire Agreement).

(k)  On or prior to 5:00 p.m. (New York time) on April 9, 2009, Borrower shall promptly pay to Administrative Agent all reasonable costs, expenses and charges incurred by Administrative Agent in connection with the preservation of its and the Lenders’ rights and any potential restructuring (including those of Macquarie Capital Advisors) and in connection with the preparation, negotiation, execution and delivery of this Agreement and any documents and instruments relating hereto pursuant to and consistent with Section 11.3 of the Credit Agreement.  Without duplication of the foregoing, on or prior to 5:00 p.m. (New York time) on April 9, 2009, the Borrower shall deposit with (i) Gibson, Dunn & Crutcher LLP, counsel for Davidson Kempner Capital Management LLC and Silverpoint Capital LLP, as Lenders, an amount such that after payment of all fees and expenses owing to such firm in connection with the Credit Agreement, such firm shall hold an unapplied retainer of $75,000 to be applied toward payment of legal fees and expenses of Gibson Dunn & Crutcher LLP as incurred, in representation of the Lenders other than the Administrative Agent in connection with this Amendment No. 4, and the preservation of their rights and any potential restructuring and (ii) King & Spalding LLP, counsel for Administrative Agent, an amount such that after payment of all fees and expenses incurred by firm and billed to date in connection with the Credit Agreement, such firm shall hold an unapplied retainer of $37,500 (not including the retainer held by such firm in its capacity as counsel to the Revolving Credit Administrative Agent) to be applied toward payment of legal fees and expenses of King & Spalding LLP, in each case as incurred, in representation of the Administrative Agent in connection with this Amendment No. 4, and the preservation of their rights and any potential restructuring, as provided under Section 11.3(a) or Section 11.3(c), as applicable, of the Original Credit Agreement; and the Borrower agrees to pay all such fees and expenses, if any, in excess of such amount, to the extent payable under Section 11.3(a) or Section 11.3(c), as applicable, of the Original Credit Agreement, upon demand by such Lenders or the Administrative Agent, as the case may be.  Borrower also confirms its obligation under Section 11.3 of the Credit Agreement to reimburse all reasonable costs, fees and expenses of an independent financial consultant selected by the Administrative Agent and the Revolving Credit Administrative Agent (as retained by independent counsel to the Administrative Agent and the Revolving Credit Administrative Agent); provided, that the Required Lenders may, in their sole discretion, on behalf of the Lenders, select an independent financial consultant to the Lenders to be retained by one or more of the Lenders or counsel to one of more of the Lenders, in any case, as determined by the Required Lenders, and notwithstanding anything in Section 11 of the Credit Agreement to the contrary, Borrower shall reimburse all reasonable costs, fees and expenses of such financial consultant, and Administrative Agent shall not be entitled to reimbursement by Borrower for the costs or expenses of a separate financial consultant to Administrative Agent, in its capacity as such.

SECTION 5.
RELEASE

Borrower hereby releases, acquits, and forever discharges the Administrative Agent and each of the Lenders and each past or present affiliate, officer, director, agent, servant, employee, representative and attorney of the Administrative Agent and the Lenders from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which Borrower may have or claim to have now or which may hereafter arise out of or connected with any act of commission or omission of the Administrative Agent or any Lender existing or occurring prior to the date of this Amendment No. 4 or any instrument executed prior to the date of this Amendment No. 4 including, without limitation, any claims, liabilities or obligations arising with respect to the Original Credit Agreement or the other of the Loan Documents.  The provisions of this Section 5 shall be binding upon Borrower and shall inure to the benefit of the Administrative Agent and the Lenders and each past or present affiliate, officer, director, agent, servant, employee, representative and attorney of the Administrative Agent and the Lenders.

[signature pages follow]

WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

BORROWER:

DAYTON SUPERIOR CORPORATION, a
Delaware corporation

By:	/s/ Edward J. Puisis
Name: Edward J. Puisis
Title: Executive Vice President and CFO

LENDERS:

GENERAL ELECTRIC CAPITAL
CORPORATION,
as Administrative Agent and a Lender

By:	/s/ Michelle Handy
Name: Michelle Handy
Title: Its Duly Authorized Signatory

DK ACQUISITION PARTNERS, LP, as a Lender

By: M.H. DAVIDSON & CO., its general partner

By:	/s/ Tony Yoseloff
Name: Tony Yoseloff
Title: General Partner

FIELD POINT III, LTD., as a Lender

By:	/s/ Michael A. Gatto
Name: Michael A. Gatto
Title: Authorized Signatory

FIELD POINT IV, LTD., as a Lender

By:	/s/ Michael A. Gatto
Name: Michael A. Gatto
Title: Authorized Signatory

GRAND CENTRAL ASSET TRUST, SIL
SERIES, as a Lender

By:	/s/ Brian Schott
Name: Brian Schott
Title: Attorney-in-fact

Annex I

Please see attached.

Please see Exhibit 10.1